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                                                               Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-54245)and Form S-8 (Nos. 333- 2659; 333-10765 and
33-62471) of Newmont Gold Company of our report dated February 1, 1997 pertaining to the consolidated financial statements of Santa Fe Pacific Gold Corporation and Subsidiaries appearing in Newmont Gold Company's Current Report on Form 8-K. It should be noted, however, that such financial statements are not included in such Form 8-K.



                                      /s/  PRICE WATERHOUSE LLP
                                      ------------------------------
                                           PRICE WATERHOUSE LLP


Phoenix, Arizona
November 10, 1997